       As filed with the Securities and Exchange Commission on November 18, 1998
                                                   Registration No.  333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------
                             INFOSEEK CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          --------------------------

      DELAWARE                                         77-0494507
      --------                                         ----------
(STATE OF INCORPORATION)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)

                           1399 MOFFETT PARK DRIVE
                         SUNNYVALE, CALIFORNIA 94089
  (Address, including zip code, of Registrant's principal executive offices)

           STARWAVE CORPORATION REVISED 1992 COMBINED INCENTIVE AND
                        NONQUALIFIED STOCK OPTION PLAN,
                   AMENDED AND RESTATED AS OF MARCH 7, 1995
                             STARWAVE CORPORATION
                      1997 NONQUALIFIED STOCK OPTION PLAN
                           (FULL TITLE OF THE PLANS)

                                HARRY M. MOTRO
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             INFOSEEK CORPORATION
                            1399 MOFFETT PARK DRIVE

                          SUNNYVALE, CALIFORNIA 94089
                                (408) 543-6000
(Name, address, and telephone number, including area code, of agent for service)

                                   COPY TO:

                             Aaron J. Alter, Esq.
                             Adam R. Dolinko, Esq.
                           Elizabeth C. Hewitt, Esq.
                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                           Palo Alto, CA 94304-1050
                                (650) 493-9300

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               CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                             PROPOSED         PROPOSED
                                              AMOUNT         MAXIMUM          MAXIMUM        AMOUNT OF
          TITLE OF SECURITIES TO              TO BE      OFFERING PRICE      AGGREGATE     REGISTRATION
             BE REGISTERED                REGISTERED(1)     PER SHARE      OFFERING PRICE      FEE
Common Stock of the Company to be         3,477,384       $    1.00(2)      $921,357        $257.00
issued upon exercise of options
granted under the Starwave
Corporation Revised 1992 Combined
Incentive and Nonqualified Stock
Option Plan, Amended and Restated
as of March 7, 1995 (the "1992 Plan")

Common Stock of the Company to be         1,283,960       $   10.39(2)      $13,340,344.40  $3,709.00
issued upon exercise of options
granted under the Starwave
Corporation 1997 Nonqualified Stock
Option Plan (the "1997 Plan")
=======================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. Computation based on the weighted average per share exercise price (rounded to the nearest cent) of outstanding options under the Plan, the underlying shares of which are registered hereby.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INFORMATION INCORPORATED BY REFERENCE.
          -------------------------------------

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Infoseek Corporation (the "Registrant"):

     1. The Registrant's Joint Proxy Statement/Prospectus contained in the Registration Statement on Form S-4 (Commission File No. 333-65365), declared effective on October 14, 1998 pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     2. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 17, 1998 filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") which was declared effective on November 17, 1998 including any amendment or report filed for the purpose of updating such description.

     All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 14, 1998, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          ------------------------------------------

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

     The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.

ITEM 8.   EXHIBITS.
          ---------

   NUMBER                                          DOCUMENT
------------   --------------------------------------------------------------------------------------
   4.1         Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option
               Plan, Amended and Restated as of March 7, 1995.

   4.2         Starwave Corporation 1997 Nonqualified Stock Option Plan.

   5.1         Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, with respect to the legality of the securities being registered.

  23.1         Consent of Counsel (contained in Exhibit 5.1).

  23.2         Consent of Ernst & Young LLP.

  24.1         Power of Attorney (See page 6).


ITEM 9.   UNDERTAKINGS.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, Infoseek Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on November 17, 1998.


                                    INFOSEEK CORPORATION


                                    By:  /s/ Remo Canessa
                                         ------------------------------------
                                         Remo Canessa, Vice President
                                         and Chief Financial Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry M. Motro and Remo Canessa and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement on this Form S-8 (including post-effective amendments or any abbreviated registrations statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                                                           Title                          Date
-----------------------------------------------------------------  ---------------------------------------  -----------------

/s/ Harry M. Motro
_________________________________________________________________  President, Chief Executive Officer       November 17, 1998
Harry M. Motro                                                     (Principal Executive Officer) and
                                                                   Director

/s/ Remo Canessa
_________________________________________________________________  Vice President and Chief Financial       November 17, 1998
Remo Canessa                                                       Officer (Principal Accounting Officer)

/s/ Steven T. Kirsch
_________________________________________________________________  Chairman of the Board of Directors       November 17, 1998
Steven T. Kirsch

/s/ Matthew J. Stover
_________________________________________________________________  Director                                 November 17, 1998
Matthew J. Stover

/s/ John E. Zeisler
_________________________________________________________________  Director                                 November 17, 1998
John E. Zeisler

/s/ L. William Krause
_________________________________________________________________  Director                                 November 17, 1998
L. William Krause

                               INDEX TO EXHIBITS
                               -----------------

 Exhibit
  Number                            Description
--------  --------------------------------------------------------------------

    4.1 Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, Amended and Restated as of March 7, 1995.

    4.2   Starwave Corporation 1997 Nonqualified Stock Option Plan.

    5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation with respect to the legality of the securities being registered.

   23.1   Consent of Counsel (contained in Exhibit 5.1).

   23.2   Consent of Ernst & Young LLP, Independent Auditors.

   24.1   Power of Attorney (See page 6).